UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2025

Blackstone Infrastructure Strategies L.P.

(Exact name of Registrant as specified in its charter)

Delaware	000-56672	No. 99-4067586
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue, 16th Floor

New York, New York 10154

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 583-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 11, 2024, Blackstone Infrastructure Strategies Associates L.P., the general partner (the “General Partner”) of Blackstone Infrastructure Strategies L.P. (the “Fund”), and the Fund’s board of directors (the “Board”) appointed Susan Roth Katzke to the Board as an independent director. The Board also appointed Ms. Katzke to the Audit Committee.

Ms. Katzke, 60, is a member of the Fund’s Board and Audit Committee and has served on the board of directors of Blackstone Private Equity Strategies Fund L.P. since June 2024. Ms. Katzke previously worked from June 2014 until December 2023 as a Managing Director of Credit Suisse, where she was responsible for equity research coverage of the U.S. large cap banks and leadership of the bank research team globally. Ms. Katzke received numerous honors for equity research coverage during her 30+ year Wall Street career; she continues to be a frequent presenter and advisor to senior management teams, corporate boards and financial services industry groups. Ms. Katzke also serves on the board of trustees and as vice chair of the audit committee of The Masters School, has served on various non-profit boards, and has served as a career coach for Harvard Business School M.B.A. candidates. In 2012, Ms. Katzke was appointed by the U.S. Department of the Treasury to serve on the board of directors of Intervest Bancshares Corporation, a role she held until the bank’s sale to Bank of the Ozarks, in 2015. Ms. Katzke received a B.S. in Economics, with honors, from The Wharton School of the University of Pennsylvania and an M.B.A. from Harvard Business School. Ms. Katzke is a valuable member of the Board because of her extensive experience in the financial services industry, including banking, public equity markets and corporate transactions.

Ms. Katzke has not been appointed to serve as a director pursuant to any arrangement or understanding with the Fund or any other person and there are no transactions in which Ms. Katzke has an interest requiring disclosure under Item 404(a) of Regulation S-K. Ms. Katzke will receive the standard compensation paid by the Fund to its independent directors as further described in “Item 11. Executive Compensation—Compensation of Directors” of the Fund’s Annual Report on Form 10-K filed on March 7, 2025 and such description is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 11, 2025, the Fund entered into its Second Amended and Restated Limited Partnership Agreement (the “Second A&R LPA”), with the General Partner, and each of the Fund’s limited partners.

This amendment and restatement effects certain changes to provide the terms of the Fund’s unit redemption program (“Unit Redemption Plan”) as described below. The first Redemption Window (as defined below) will begin at the open of business on April 15, 2025 and is expected to close at 4:00 pm (Eastern time) on May 14, 2025, subject to the terms of the Unit Redemption Plan.

Under the Unit Redemption Plan, to the extent the General Partner chooses to redeem limited partnership units of the Fund (“Units”) in any particular calendar quarter, the Fund will redeem up to 3% of the Fund’s outstanding Units (by number of Units), effective as of the first calendar day of the first month of the applicable calendar quarter (the “Redemption Date”). Redemptions will be made at a redemption price equal to the net asset value (“NAV”) per Unit of the applicable class as of the last calendar day of the immediately preceding calendar quarter. However, Units that have not been outstanding for at least two years will be subject to an early redemption deduction equal to 5% of the value of such NAV of the Units being redeemed, subject to certain exceptions.

For each calendar quarter, a Unitholder may submit a redemption request and required documentation beginning on the open of business on the fifteenth (15th) calendar day of the first month in the particular calendar quarter, or the immediately succeeding business day if such day is not a business day, and until 4:00 p.m. (Eastern time) on the tenth (10th) business day of the second month of the calendar quarter (such tenth (10th) business day, the “Redemption Deadline” and such submission period, the “Redemption Window”). Unitholders may withdraw any redemption request before 4:00 p.m. (Eastern time) on the Redemption Deadline of the applicable calendar quarter. Settlements of redemptions will generally be made within three (3) business days of the Redemption Deadline pursuant to a binding, non-interest bearing, non-transferable promissory note issued by the Fund and held by the transfer agent for the benefit of all redeeming Unitholders. Pursuant to the terms of the promissory note, the Fund will pay the cash amount due under the promissory note to redeeming Unitholders on or before sixty-five (65) calendar days after the Redemption Deadline.

If the quarterly volume limitation is reached in any particular calendar quarter or the General Partner determines to redeem fewer Units than have been requested to be redeemed in any particular calendar quarter, Units submitted for redemption for such calendar quarter will be redeemed on a pro rata basis after the Fund has redeemed all Units for which redemption has been requested due to death, disability or divorce and other limited exceptions.

If the redemption price for the applicable calendar quarter is not made available by the tenth (10th) business day prior to the Redemption Deadline (or is changed after such date), the Redemption Deadline will be extended to a later date such that the Redemption Price is available for at least ten (10) business days prior to the Redemption Deadline. The Redemption Price for each calendar quarter will be available on the Fund’s website at www.bxinfra.com.

Material amendments to and/or suspension of the Unit Redemption Plan may be made by the General Partner (with the approval of the Fund’s independent directors) and will be promptly disclosed in a current or periodic report filed with the Securities and Exchange Commission at www.sec.gov.

The foregoing summary description of the Second A&R LPA does not purport to be complete and is qualified in its entirety by reference to the Second A&R LPA, a copy of which is included as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Second Amended and Restated Limited Partnership Agreement

104	Cover Page Interactive Data File, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE INFRASTRUCTURE STRATEGIES L.P.

Date: April 14, 2025	By:	/s/ Kate O’Neil
	Name:	Kate O’Neil
	Title:	Chief Legal Officer